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                                                                      Exhibit 23
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                              Consent of KPMG LLP
                              -------------------



The Board of Directors and Stockholders
Alberto-Culver Company:

We consent to incorporation by reference in the Registration Statements on Form S-8 (Numbers 33-36051, 33-47748, 33-62693, 33-62699, 33-62701, 333-35795, 333-
51527, 333-51529, 333-60059 and 333-70067) and Form S-3 (Numbers 333-49649 and
333-44390) of Alberto-Culver Company of our reports dated October 25, 2000, relating to the consolidated balance sheets of Alberto-Culver Company and subsidiaries as of September 30, 2000 and 1999 and the related consolidated statements of earnings, cash flows, and stockholders' equity and related schedule for each of the years in the three-year period ended September 30, 2000, which reports appear or are incorporated by reference in the September 30, 2000 annual report on Form 10-K of Alberto-Culver Company.



                                          /s/ KPMG LLP

                                          KPMG LLP

Chicago, Illinois
December 14, 2000